Filed Pursuant to Rule 424(b)(3)

Registration No. 333-185759

PROSPECTUS

$150,000,000

ASIA ENTERTAINMENT & RESOURCES LTD.

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Debt Securities

Units

7,800,400 Ordinary Shares For Resale Offered by the Selling Shareholders Named Herein

We may offer ordinary shares, par value $0.0001 per share, preferred shares, par value $0.0001 per share, warrants, subscription rights, debt securities and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $150,000,000. The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus also relates to 7,800,400 of our ordinary shares that may be sold from time to time by the selling shareholders named herein (the “Selling Shareholders”). The ordinary shares are being registered to permit the Selling Shareholders to sell the securities from time to time in the public market at prices determined by the prevailing market prices or in privately negotiated transactions. We will not receive any proceeds from the sale of such ordinary shares under this prospectus. We do not know when or in what amount the Selling Shareholders may offer the securities for sale. The Selling Shareholders may sell any, all or none of the securities offered by this prospectus.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “AERL”. The closing price of our ordinary shares on Nasdaq on December 28, 2012 was $2.85 per share. You are urged to obtain current market quotations of our ordinary shares before purchasing any of the shares being offered for sale pursuant to this prospectus.

Our principal offices are located at Unit 605, East Town Building 16 Fenwick Street Wanchai, Hong Kong. Our telephone number at that address is (852) 2110-9133.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS REFERRED TO IN THIS PROSPECTUS ON PAGE 8 AND IN THE APPLICABLE SUPPLEMENT TO THIS PROSPECTUS BEFORE INVESTING IN ANY SECURITIES THAT MAY BE OFFERED.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 27, 2013

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time up to $150,000,000 of any combination of the securities described in this prospectus and the Selling Shareholders named herein may offer and sell up to 7,800,400 of our ordinary shares owned by such Selling Shareholders under this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our securityholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	the potential liquidity and trading of our public securities;

•	general economic, market and business conditions of Hong Kong, China and Macau (and to a certain extent, of the world);

•	the commercial performance of our gaming operations;

•	changes or volatility in foreign exchange rates, equity prices or other rates or prices;

•	the effects of competition in the gaming industry on the demand for and net-win of our table games;

•	various business opportunities that the management may pursue;

•	changes in the regulatory policies in relation to the gaming industry in Macau;

•	certain statements in the financial statements and other financial information included in this prospectus are forward-looking statements;

•	our projected operating results;

•	our understanding of our competition; and

•	market trends in our industry or the general economy.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Before investing in any of our securities, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this prospectus may adversely affect us.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering and before making an investment decision, you should read the entire prospectus carefully, including the risk factors referred to in this prospectus on page 8 and in the applicable supplement to this prospectus, as well as the risk factors set forth in our Annual Report on Form 20-F filed on March 16, 2012 and the financial statements incorporated into this prospectus by reference. Unless otherwise stated in this prospectus:

•              references to “we,” “us,” “AERL” or “the Company” refer to Asia Entertainment & Resources Ltd., including our direct and indirect subsidiaries and VIP gaming promoters with whom our direct and indirect subsidiaries are affiliated;

•              references to “VIP gaming promoters” refer to companies engaged in the business of promoting VIP gaming rooms in casinos;

•              references to “Promoter Companies” or “AERL’s VIP gaming promoters” refer to those VIP gaming promoters and predecessors that are affiliated with Asia Gaming & Resort Limited and its subsidiaries and whose operations are included in the financial statements included in this prospectus; and

•              references to “$” refer to the legal currency of the United States.

Overview

Asia Entertainment & Resources Ltd. is a Cayman Islands exempted company that operates, through its subsidiaries and related VIP gaming promoter companies, four VIP gaming rooms in Macau (including the recently acquired Bao Li Gaming Promotion Limited (“Bao Li Gaming”) VIP gaming room on the Cotai strip in Macau). VIP gaming rooms are well appointed suites generally located within a large casino that provide luxury accommodations and privacy exclusively for gambling by high-tier gaming patrons. VIP gaming patrons are typically high-stakes gaming patrons who play VIP baccarat almost exclusively in dedicated VIP gaming rooms or designated casino areas. We generate revenue by receiving a percentage of net gaming wins. Prior to September 1, 2012, we generated revenue by receiving a commission of 1.25% Rolling Chip Turnover.

Macau is a part of the territory of the People’s Republic of China, located on China’s southeast coast to the west of the Pearl River delta. The Macau Special Administrative Region (the “MSAR”) was established on December 20, 1999, after Macau was administered by Portugal for more than 400 years. Macau consists of the Macau peninsula and the islands of Taipa and Coloane. Three bridges link the peninsula to Taipa while the two islands are connected by the land reclamation area known as Cotai.

The gaming industry and tourism comprise the largest components of, and are the major growth drivers of Macau’s economy. The gaming industry is the most important contributor to the economy, with almost 40.9% of Macau’s gross domestic product in 2010, 82.3% of Macau’s public revenues in 2011 and 91.8% of public revenues in the first 10 months of 2012 being derived from gaming and gaming-related industries. The sector contributed $11.03 billion in direct tax to the MSAR in the first ten months of 2012, up 15.6% when compared to the same period in 2011.

Although Macau was affected by the 1997 Asian financial crisis, the global financial downturn in 2001 and the impact of SARS in 2003, the economy rebounded and the Gross Domestic Product (“GDP”) grew at an annual growth rate of 27.3% in 2004, 6.9% in 2005, 16.5% in 2006, 26.0% in 2007 and 12.9% in 2008. Due, in part, to the impact of the global financial crisis of 2008 and a resulting slow-down in the Chinese economy, for 2009, Macau’s GDP recorded negative growth for the first two quarters. However, Macau’s GDP returned to positive growth in the third quarter and ended up 1.3% year-over-year. We believe that this growth was largely driven by the liberalization of Macau’s gaming industry, the significant investments associated with the expansion and development of the gaming industry, a rapid rise in the number of visitors from mainland China and an increase in Macau’s spending on public infrastructure projects. GDP was $27.2 billion and $34.1 billion for 2010 and for 2011, respectively, and the GDP real growth rate was 27.1% for 2010, 20.7% for 2011 and 18.4%, 7.3%, and 5.1% for the first, second and third quarters of 2012, respectively.

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The most material risks to our business are (i) Mainland China’s governmental policies toward Macau, such as its visa policy for Chinese citizens visiting Macau, and (ii) weakness in the global economy or in China’s economy. A continued weakening of the Chinese economy could negatively affect our gaming patrons’ discretionary income, which may in turn reduce the frequency that such patrons visit VIP gaming rooms, or the amount of money that they spend in the VIP gaming rooms. The issuance of ordinary shares to certain of our shareholders as earnout payments will increase the number of shares available for resale, result in dilution and reduced voting power to the current shareholders of the Company and a decrease in the share of any future dividends, and, as a result, could have an adverse effect upon the market price of the ordinary shares.

The Company

We are a Cayman Islands exempted company incorporated on September 24, 2007 under the name “CS China Acquisition Corp.” We were incorporated for the purpose of acquiring an operating business that had its principal operations located in the People’s Republic of China, the Hong Kong Special Administrative Region or the Macau Special Administrative Region. On February 2, 2010, we consummated a business combination pursuant to which we acquired all of the outstanding capital stock of Asia Gaming & Resort Limited (“AGRL”), a Hong Kong corporation incorporated on May 2, 2007. AGRL is an investment holding company of subsidiaries that, through profit interest agreements with affiliated companies known as VIP gaming promoters, are entitled to receive all of the profits of the VIP gaming promoters from VIP gaming rooms operated by them in casinos at major hotels in Macau. As a result of the acquisition, AGRL is now our direct wholly owned subsidiary and its subsidiaries are our indirect wholly owned subsidiaries. We have no operations other than those of AGRL and its subsidiaries. Prior to the acquisition of AGRL, we had no operating business. At the time of the acquisition, we changed our name to “Asia Entertainment & Resources Ltd.”

On November 15, 2010, we consummated the transactions contemplated by that certain Profit Interest Purchase Agreement dated as of November 10, 2010 (the “King’s Gaming Purchase Agreement”) among us, King’s Gaming Promotion Limited (“King’s Gaming”), Mr. Mok Chi Hung and Mr. Wong Hon Meng (collectively, the “King’s Gaming Seller”), who collectively owned 100% of the equity interests of King’s Gaming, pursuant to which the Company acquired 100% of the profit interest in King’s Gaming. Mr. Wong is the brother of Vong Hon Kun, our Chief Operating Officer, and owned 4% of King’s Gaming immediately prior to the acquisition. Pursuant to the King’s Gaming Purchase Agreement, King’s Gaming sold to us the King’s Gaming Profit Interest (as defined below) pursuant to a separate Profit Interest Agreement entered into between King’s Gaming and Billion Boom International Limited, a company incorporated in the British Virgin Islands and our wholly owned subsidiary. The King’s Gaming Profit Interest was assigned to us at the closing as of November 1, 2010. For purposes of the King’s Gaming Purchase Agreement, “King’s Gaming Profit Interest” means the right, title, interest and benefits in and to 100% of the net operating profit generated by King’s Gaming at the VIP gaming room located at the Venetian Macao-Resort-Hotel located in Cotai, Macao.

On September 12, 2012, we consummated the transactions contemplated by that certain Profit Interest Purchase Agreement dated as of September 5, 2012 (the “Bao Li Gaming Purchase Agreement”) among us, Bao Li Gaming, Mr. Lou Kan Kuong and Mr. Lei Kam Keong (collectively, the “Bao Li Gaming Seller”), who collectively owned 100% of the equity interests of Bao Li Gaming, pursuant to which the Company acquired 100% of the profit interest in Bao Li Gaming. Pursuant to the Bao Li Gaming Purchase Agreement, Bao Li Gaming sold to us the Bao Li Gaming Profit Interest (as defined below) pursuant to a separate Profit Interest Agreement entered into between Bao Li Gaming and Jubilee Dynasty Ltd., a company incorporated in the British Virgin Islands and our wholly owned subsidiary. The Bao Li Gaming Profit Interest was assigned to us at the closing as of September 1, 2012. For purposes of the Bao Li Gaming Purchase Agreement, “Bao Li Gaming Profit Interest” means the right, title, interest and benefits in and to 100% of the net operating profit generated by Bao Li Gaming at the VIP gaming room located at the City of Dreams Macau at Crown Towers, City of Dreams, Estrada do Istmo, Cotai, Macau.

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Beginning in September 2012, we changed our remuneration model from a fixed commission of 1.25% of Rolling Chip Turnover to a revenue sharing model. Under the revenue sharing model, we share in the gaming wins and losses of the VIP gaming rooms we promote. Our share of the gaming wins and losses ranges from 42.5% to 45% in our four VIP gaming rooms. The decision to change to the revenue sharing model was made as a result of our expansion to four VIP gaming rooms, which enhances our ability to spread the risk of fluctuations surrounding gaming wins and losses. Also in September 2012, we implemented a new program for large VIP agents who do not require credit from us (“non-credit agents”). We now provide these non-credit agents with an option to share in our wins/losses under the revenue sharing model based on their proportionate contribution of total Rolling Chip Turnover. The decision to implement this program for non-credit agents was made in order to reignite growth in Rolling Chip Turnover by attracting more non-credit agents. Even though we no longer use the fixed commission Rolling Chip Turnover operating model, increase in Rolling Chip Turnover should result in higher monthly revenue from casino operators and ultimately allow us to negotiate a higher revenue sharing percentage on the revenue sharing model discussed above. In addition, the increase in Rolling Chip Turnover will help to mitigate the volatility of the revenue sharing model.

Our principal executive offices are located at Unit 605, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong and our telephone number is 852-2110-9133. The address of our registered office is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and our registered office provider, Maples Corporate Services Limited, is located at the same address. Our website, which contains additional information about our company, can be accessed at: http://ir.aerlf.com/index.cfm, but that information is not part of this prospectus.

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The Securities We May Offer

We may use this prospectus to offer up to $150,000,000 of:

•	ordinary shares;

•	preferred shares;

•	warrants;

•	subscription rights;

•	debt securities; and

•	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

The Securities That May Be Offered by the Selling Shareholders

This prospectus may also be used by the Selling Shareholders named herein to offer up to 7,800,400 ordinary shares.

In connection with our acquisition of King’s Gaming, we issued 1,500,000 of our ordinary shares to the King’s Gaming Seller. In addition, we are required to issue to the King’s Gaming Seller (i) up to an aggregate of 1,500,000 Ordinary Shares in the event certain gross profit targets are achieved for each of the three years following the closing date, (ii) up to an aggregate of 700,000 Ordinary Shares in the event certain gross profit targets are achieved for each of the seven years following the third anniversary of the closing date, and (iii) additional Ordinary Shares in the event the gross profit targets for each of the ten years following the closing date are exceeded by at least $1,000,000 (the “King’s Gaming Additional Incentive Shares”). For each $1,000,000 in which the gross profit target for such year is exceeded, 10,000 King’s Gaming Additional Incentive Shares will be issued. The King’s Gaming Seller is not entitled to any King’s Gaming Additional Incentive Shares on a pro rata basis for multiples of less or greater than $1,000,000. King’s Gaming achieved approximately $8.2 million of gross profit for the year ended December 31, 2011, and, accordingly, the King’s Gaming Seller received an aggregate of 520,000 King’s Gaming Earnout Shares and King’s Gaming Additional Incentive Shares. This prospectus provides for the resale of (i) the 1,500,000 shares issued to King’s Gaming Seller, and (ii) of up to 2,500,000 of such additional earnout shares.

In connection with our acquisition of Bao Li Gaming, we are required to issue to the Bao Li Gaming Seller (i) up to 625,000 Ordinary Shares per year in the event Bao Li Gaming achieves a rolling chip turnover of $2.5 billion (the “Base Rolling Chip Turnover Target”) in any of the three years ended December 31, 2013, 2014 and 2015 and (ii) in any of the three years ended December 31, 2013, 2014 and 2015, for each $25,000,000 in which the Base Rolling Chip Turnover Target in any year is exceeded, 6,250 Ordinary Shares, up to a maximum of 625,000 Ordinary Shares in any particular year (the “Bao Li Gaming Additional Earnout Shares”). The Bao Li Gaming Seller is not entitled to any Bao Li Gaming Additional Earnout Shares on a pro rata basis for multiples of less or greater than $25,000,000.

In addition, this prospectus provides for the resale of up to 50,400 ordinary shares issued to certain of our officers and directors under our Asia Entertainment & Resources Ltd. 2011 Omnibus Securities and Incentive Plan (the “2011 Incentive Plan”).

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RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider, in addition to the risk factors set forth below:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2011, on file with the SEC, and the risks described in any Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of this offering, each of which is incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

If the rate of our direct business, as opposed to the business brought to us through junket agents, declines, the amount we pay to junket agents would increase.

When junket agents bring patrons to our VIP gaming rooms, they receive a fee based on the amount of rolling chips played by such patrons in our VIP gaming rooms. We do not pay any fees for patrons who come to our VIP gaming rooms directly. Therefore, if the amount of rolling chip turnover of patrons brought to us by junket agents increases, our net income would decline.

Under the fixed commission remuneration model, if the win rate at one or more of our VIP gaming rooms were above the statistical norm, it could result in a decrease in revenue.

The statistical win rate of patrons at casinos in Macau is between 2.85% and 3.00%. Increases in win rates decreases the amount of time patrons continue to gamble in casinos. Should the win rate of patrons at one or more of our VIP gaming rooms exceed the normal range for a significant period of time, it would be likely to reduce the amount of time our patrons spending gambling and reduce our revenues.

Our recent implementation of a revenue sharing model may result in greater volatility in our revenues and an increased risk of decline in revenues.

Prior to September 1, 2012, we operated our business on a fixed commission remuneration model, which was based on a fixed percentage of Rolling Chip Turnover. On September 1, 2012, we changed our remuneration model to a revenue sharing model for all of our VIP rooms. Because substantially all of our revenues are generated from VIP gaming patrons that typically place large individual wagers, this type of gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a material impact on our revenues and cash flows in a particular quarter. As a consequence, our revenues may experience significant volatility during a particular interim period and may not be indicative of our revenues for a full year. For example, should one or more of our VIP gaming patrons win large sums, our results of operations could be negatively impacted.

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RATIO OF EARNINGS TO FIXED CHARGES

We do not have any interest that is expensed or capitalized, amortized premiums, discounts or capitalized expenses related to indebtedness, interest within rental expenses, or preference security dividend requirements of consolidated subsidiaries or other fixed charges.

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USE OF PROCEEDS

Unless any applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

We will not receive any portion of the net proceeds by the Selling Shareholders from the sale of their shares.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness at September 30, 2012:

Line of Credit Payable (1)	$54,812,330
Shareholder Loans (current portion) (2)	6,234,512
Total short-term debt	61,046,842

Shareholder Loans (long term portion) (3)	60,000,000
Total long-term debt	60,000,000

Shareholders’ equity
Share capital	4,219
Additional Paid-in Capital	72,875,073
Other Equity	136,185,948

Total shareholders’ equity	209,065,240

Total capitalization and indebtedness	$330,112,082

(1) The lines of credit are guaranteed by Mr. Lam or Mr. Vong or Mr. Lou and are secured by their personal checks and a deposit paid by Mr. Lam.

(2) Shareholder loan, current portion is unsecured and non-interest bearing and due on demand.

(3) Shareholder loan, long term portion is fixed, non-interest bearing and due on April 18, 2014. The loans are convertible at the option of the lenders at a rate of $20 per Ordinary Share or an aggregate of 3,000,000 Ordinary Shares. Additionally, should the closing price of the Ordinary Shares as reported by the Nasdaq Stock Market for any ten (10) consecutive Trading Days following the date of amendment equals or exceeds $25, the Company shall have the right to convert all of the loans at a rate of $20 per Ordinary Shares, or an aggregate of 3,000,000 Ordinary Shares.

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DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found in our Post-Effective Amendment on Form F-3 to Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on June 29, 2010 (Registration No. 333-166860) under the heading “Description of Securities,” which description is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

Our Memorandum and Articles of Association authorizes the issuance of 1,150,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control. Although we do not currently intend to issue any preferred shares, we cannot assure you that it will not do so in the future.

As of the date of this prospectus, there are no outstanding shares of preferred stock of any series.

The material terms of any series of preferred shares that we offer, together with any material Macau, Hong Kong S.A.R. or United States federal income tax considerations relating to such preferred shares, will be described, if applicable, in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Macau, Hong Kong S.A.R. or United States federal income tax consequences;

•	the antidilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Macau, Hong Kong S.A.R., or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of ordinary shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

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Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.”  Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable Macau, Hong Kong S.A.R., or United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system; and

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

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Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. Macau, Hong Kong S.A.R., or United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refunds of obligations of the type referred to above;

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but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

•	that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all interim and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act of 1934, as amended, (the “Exchange Act”), and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;

•	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

•	that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;

•	that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;

•	that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our Board of Directors and material to the holders;

•	that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;

•	that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and

•	that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

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•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

•	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

•	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

•	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

•	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

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Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

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Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

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So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

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In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

The Depository Trust Company (“DTC”) is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the U.S Securities and Exchange Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation’s (“NSCC”), and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company (“DTCC”). DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institutions to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

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We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the U.S. Securities and Exchange Commission.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

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DESCRIPTION OF THE 2011 INCENTIVE PLAN

The purpose of the 2011 Incentive Plan is to assist the Company to attract, retain and provide incentives to key management employees and nonemployee directors of, and nonemployee consultants, to the Company and its affiliates, and to align the interests of such employees, nonemployee directors and nonemployee consultants with those of the Company’s shareholders. Awards under the 2011 Incentive Plan are limited in the aggregate to 200,000 ordinary shares.

General Description of the 2011 Incentive Plan

The following is a summary of the material provisions of the 2011 Incentive Plan and is qualified in its entirety by reference to the complete text of the 2011 Incentive Plan, a copy of which is included as an exhibit to this registration statement.

Administration. The 2011 Incentive Plan is administered by a committee (the “Committee”) designated by the Board of Directors, which shall consist solely of three (3) or more Directors who are each (i) “outside directors” (“Outside Directors”) within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) “non-employee directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”) and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors who are not (x) Outside Directors, the authority to grant awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. The Board of Directors has determined that the Company’s Compensation Committee shall act as the Committee to administer the 2011 Incentive Plan. If a member of the Committee shall be eligible to receive an award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own award. Among other things, the Committee has complete discretion, subject to the terms of the 2011 Incentive Plan, to determine the employees, non-employee directors and non-employee consultants to be granted an award under the 2011 Incentive Plan, the type of award to be granted, the number of ordinary shares subject to each award, the exercise price under each option and base price for each SAR (as defined below), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the ordinary shares underlying the award, and the required withholdings, if any. The Committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2011 Incentive Plan.

Grant of Awards; Shares Available for Awards. The 2011 Incentive Plan provides for the grant of awards which are distribution equivalent rights, incentive share options, non-qualified share options, performance shares, performance units, restricted shares, restricted share units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted shares or any combination of the foregoing, to key management employees and nonemployee directors of, and nonemployee consultants of, the Company or any of its subsidiaries (each a “participant”) (however, solely employees of the Company or its subsidiaries are eligible for awards which are incentive share options). The Company has reserved a total of 200,000 shares for issuance as or under awards to be made under the 2011 Incentive Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The 2011 Incentive Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the 2011 Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2011 Incentive Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The number of shares for which awards which are options or SARs may be granted to a participant under the 2011 Incentive Plan during any calendar year is limited to 10,000.

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Future new hires, non-employee directors and additional non-employee consultants would be eligible to participate in the 2011 Incentive Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

As of December 28, 2012, an aggregate of 50,400 unrestricted ordinary shares have been granted and issued to our current and former directors and officers during 2010 and 2011 for their services during 2010 and 2011, and 149,600 remain available for issuance.

Options. The term of each option shall be as specified in the option agreement; provided, however, that except for options which are incentive share options (“ISOs”) granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of stock of the Company or the parent or a subsidiary of the Company (a “ten percent shareholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant.

The price at which an ordinary share may be purchased upon exercise of an option shall be determined by the Committee; provided, however, that such option price (i) shall not be less than the fair market value of an ordinary Share on the date such option is granted, and (ii) shall be subject to adjustment as provided in the 2011 Incentive Plan. The Committee or the Board of Directors shall determine the time or times at which or the circumstances under which an option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which ordinary shares will be delivered or deemed to be delivered to participants who exercise options.

Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of ISOs granted to a ten percent shareholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a Share on the date such ISO is granted. The term of an ISO may not exceed 10 years (5 years in the case of an ISO granted to a ten percent shareholder). ISOs may solely be granted to employees. In addition, the aggregate fair market value of the Shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

Restricted Share Awards. A restricted share award is a grant or sale of ordinary shares to the participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the 2011 Incentive Plan and any agreement relating to the restricted share award, a participant who is granted or has purchased restricted shares shall have all of the rights of a shareholder, including the right to vote the restricted shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board of Directors). During the restricted period applicable to the restricted shares, subject to certain exceptions, the restricted shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the participant.

Unrestricted Share Awards. Pursuant to the terms of the applicable unrestricted share award agreement, a holder may be awarded (or sold) ordinary shares which are not subject to restrictions, in consideration for past services rendered thereby to the Company or an affiliate or for other valid consideration.

Restricted Share Units Awards. The Committee shall set forth in the applicable restricted share unit award agreement the individual service-based or performance-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the Holder. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted share unit shall be entitled to receive a cash payment equal to the fair market value of an ordinary share, or one (1) ordinary share, as determined in the sole discretion of the Committee and as set forth in the restricted share unit award agreement, for each restricted share unit subject to such restricted share unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted share unit first becomes vested.

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Performance Unit Awards. The Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or the Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

Performance Share Awards. The Committee shall set forth in the applicable performance share award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or the Company would be required to satisfy before the holder would become entitled to the receipt of ordinary shares pursuant to such holder’s performance share award and the number of ordinary shares subject to such performance share award. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such ordinary shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance share award shall have no rights as a shareholder of the Company until such time, if any, as the holder actually receives ordinary shares pursuant to the performance share award.

Distribution Equivalent Rights. The Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional ordinary shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or ordinary shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in ordinary shares, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award, whereby, if so awarded, such distribution equivalent rights award shall expire, terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest was credited), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Share Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of the number of ordinary shares subject to the SAR on the date of exercise, over (B) the product of the number of ordinary shares subject to the SAR multiplied by the base value under the SAR, as determined by the Committee or the Board. The base value of a SAR shall not be less than the fair market value of an ordinary share on the date of grant. If the Committee grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.

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Reorganization. Subject to certain restrictions, the 2011 Incentive Plan provides for the adjustment of ordinary shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of ordinary shares underlying an award theretofore granted, the Company shall effect a subdivision or consolidation of the ordinary shares or the payment of an ordinary share dividend on ordinary shares without receipt of consideration by the Company. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of ordinary shares then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of ordinary shares then covered by such award. The 2011 Incentive Plan also provides for the adjustment of shares underlying awards previously granted by the Board of Directors in the event of changes to the outstanding ordinary shares by reason of extraordinary cash dividend, reorganization, mergers, consolidations, combinations, split ups, spin offs, exchanges or other relevant changes in capitalization occurring after the date of the grant of any award, subject to certain restrictions.

Amendment and Termination. The 2011 Incentive Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors may terminate the 2011 Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2011 Incentive Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors shall have the right to alter or amend the 2011 Incentive Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the ordinary shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the 2011 Incentive Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the 2011 Incentive Plan, materially increase the number of ordinary shares subject to the 2011 Incentive Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain repricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to cause the benefits under the 2011 Incentive Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code or to exempt the 2011 Incentive Plan or any Award from Section 409A of the Code).

Certain U.S. Federal Income Tax Consequences of the 2011 Incentive Plan

The following is a general summary of the U.S. federal income tax consequences under current tax law to the Company, were it subject to U.S. federal income taxation, and to participants under the 2011 Incentive Plan who are individual citizens or residents of the United States for U.S. federal income tax purposes (“U.S. participants”) of options, which include ISOs and non-qualified share options, SARs, restricted shares, performance shares, performance units, restricted share units, dividend equivalent rights and unrestricted shares. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on the ability of the Company, were it subject to U.S. federal income taxation, to deduct certain compensation for U.S. federal income tax purposes, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act and the exercise of a share option with previously-acquired ordinary shares of the Company. This summary assumes that U.S. participants will hold their ordinary shares as capital assets within the meaning of Section 1221 of the Code. This summary does not address the application of the passive foreign investment company rules of the Code to U.S. participants, which are discussed generally in the Company’s most recent Form 20-F as filed with the Securities and Exchange Commission. In addition, this summary does not address the foreign, state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2011 Incentive Plan or ordinary shares issued pursuant thereto. Participants are urged to consult their own tax advisors concerning the tax consequences to them of an award under the 2011 Incentive Plan or ordinary shares issued pursuant thereto.

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A U.S. participant generally does not recognize taxable income upon the grant of an option. Upon the exercise of a non-qualified share option, the participant generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the ordinary shares acquired on the date of exercise over the exercise price therefor, and the Company would be entitled to a deduction for such amount at that time. If the U.S. participant later disposes the ordinary shares acquired under a non-qualified share option, the U.S. participant generally recognizes a long-term or short-term gain or loss, depending upon the period for which the ordinary shares were held thereby. A long-term capital gain generally is subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations. Upon the exercise of an ISO, a U.S. participant generally does not recognize taxable income. If the U.S. participant disposes of the ordinary shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. participant, the U.S. participant generally recognizes a long-term capital gain or loss, and the Company would not be entitled to a deduction. However, if the U.S. participant disposes of such ordinary shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income, and the Company, were it subject to U.S. federal income taxation, generally would be entitled to deduct such amount.

In addition to the U.S. federal income tax consequences described above, the U.S. participant may be subject to the alternative minimum tax (“AMT”), which is payable to the extent it exceeds the U.S. participant’s regular income tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the ordinary shares for which the ISO is exercised over the exercise price for such ordinary shares is a preference item for purposes of the AMT. In addition, the U.S. participant’s basis in such ordinary shares is increased by such excess for purposes of computing the gain or loss on the disposition of the ordinary shares for AMT purposes. If a U.S. participant is required to pay any AMT, the amount of such tax which is attributable to deferral preferences (including any ISO adjustment) generally may be allowed as a credit against the participant’s regular income tax liability (and, in certain cases, may be refunded to the participant) in subsequent years. To the extent the credit is not used, it may be carried forward.

A U.S. participant who receives a grant of restricted ordinary shares or who purchases restricted ordinary shares, which ordinary shares, in either case, are subject to a substantial risk of forfeiture and certain transfer restrictions, generally does not recognize income on the receipt of the grant or the purchased restricted ordinary shares and generally recognizes ordinary compensation income at the time the restrictions lapse in an amount equal to the excess, if any, of the fair market value of the shares at such time over any amount paid by the U.S. participant for the ordinary shares. Alternatively, the U.S. participant may elect to be taxed upon receipt of the restricted ordinary shares based on the value of the ordinary shares at the time of receipt. The Company generally would be entitled to deduct such amount at the same time as ordinary compensation income is required to be included by the U.S. participant and in the same amount. Dividends received with respect to restricted ordinary shares generally are treated as compensation, unless the U.S. participant elects to be taxed on the receipt (rather than the vesting) of the restricted ordinary shares.

A U.S. participant generally does not recognize income upon the grant of an SAR. The U.S. participant recognizes ordinary compensation income upon the exercise of the SAR equal to the increase in the value of the underlying ordinary shares, and the Company generally would be entitled to a deduction for such amount.

A U.S. participant generally does not recognize income on the receipt of a performance shares award, performance units award, restricted share units award, unrestricted shares award, or dividend equivalent right award until a payment is received under the award. At such time, the U.S. participant recognizes ordinary compensation income equal to the amount of any cash payments and the fair market value of any ordinary shares received, and the Company generally would be entitled to deduct such amount at such time.

Additional Information

Participants may obtain additional information about the 2011 Incentive Plan and its administrators by directing inquiries in writing to Asia Entertainment & Resources Ltd., Compensation Committee, Unit 605, East Town Building, 16 Fenwick Street, Wanchai, Hong Kong

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SELLING SHAREHOLDERS

We are registering ordinary shares issuable to the Selling Shareholders listed below.

On November 10, 2010, the Company entered into the King’s Gaming Purchase Agreement to acquire the right to 100% of the profit derived by King’s Gaming, effective November 1, 2010, from the promotion of the Wenzhou VIP Room at the Venetian Hotel and Casino in Macau for an aggregate amount of (i) up to $36,000,000, of which $9,000,000 was paid at the closing, and (ii) 1,500,000 Ordinary Shares of the Company (the “King’s Gaming Purchase Price”). The balance of up to $27,000,000 of the King’s Gaming Purchase Price will be maintained as working capital at the cage of King’s Gaming (and shall be the sole property of us until paid to the King’s Gaming Seller in accordance with the terms of the King’s Gaming Purchase Agreement) and will be paid to the King’s Gaming Seller in installments of $9,000,000 (each, an “Installment Payment”), subject to meeting a minimum Gross Profit (as defined below) requirement equal to $7,380,000 for fiscal year 2012 and $8,860,000 for fiscal year 2013 (the “Minimum Gross Profit Requirement”), which shall be evidenced by the management prepared financial statements of King’s Gaming approved by our audit committee. In the event King’s Gaming fails to achieve the Minimum Gross Profit Requirement in any of the three fiscal years following the closing date, the Installment Payment shall be reduced by an amount equal to the product of (x) $9,000,000 and (y) the quotient obtained by dividing (A) the actual Gross Profit for such year, by (B) the Minimum Gross Profit Requirement. King’s Gaming achieved the Minimum Gross Profit Requirement for fiscal 2011 and the initial $9,000,000 installment was paid by us.

For purposes of the King’s Gaming Purchase Agreement, “Gross Profit” means 1.25% of the rolling chip turnover (which means the amount of non-negotiable chips that the King’s Gaming Seller’s network of agents purchase from King’s Gaming and the Company’s VIP gaming rooms) attributable to the King’s Gaming Seller’s network of gaming agents and collaborators at both King’s Gaming’s existing VIP gaming room and the Company’s existing and future VIP gaming rooms, after deducting commissions and fees paid to the King’s Gaming Seller’s network of gaming agents and collaborators and a fixed management fee of $77,500 per month unless otherwise agreed by the parties. Prior to September 2012, revenues from VIP gaming rooms not employing a flat percentage of rolling chip turnover may not account for more than 30% of the rolling chip turnover and to the extent that revenues from such VIP gaming rooms account for more than 30% of the rolling chip turnover, such excess amount shall not be deemed Gross Profit for purposes of the King’s Gaming Purchase Agreement. Beginning on September 1, 2012, the parties agreed to remove the limitation on the percentage of rolling chip turnover accounted for by VIP gaming rooms due to the fact that the Company changed its remuneration model from a fixed commission of 1.25% of Rolling Chip Turnover to a revenue sharing model.

In addition, as more fully set forth below, the Company will issue to the King’s Gaming Seller (i) up to an aggregate of 1,500,000 Ordinary Shares in the event certain Gross Profit targets are achieved for each of the three years following the closing date (the “King’s Gaming Earnout Shares”), (ii) up to an aggregate of 700,000 Ordinary Shares in the event certain Gross Profit targets are achieved for each of the seven years following the third anniversary of the closing date (the “King’s Gaming Incentive Shares”), and (iii) additional Ordinary Shares in the event the Gross Profit targets for each of the ten years following the closing date are exceeded by at least $1,000,000 (the “King’s Gaming Additional Incentive Shares”). For each $1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 King’s Gaming Additional Incentive Shares will be issued. The King’s Gaming Seller is not entitled to any King’s Gaming Additional Incentive Shares on a pro rata basis for multiples of less or greater than $1,000,000. This prospectus provides for the resale of (i) the 1,500,000 shares issued to King’s Gaming Seller, and (ii) up to 2,500,000 of such additional earnout shares.

The King’s Gaming Earnout Shares, the King’s Gaming Incentive Shares and the King’s Gaming Additional Incentive Shares have been and shall be released and issued to the King’s Gaming Seller as follows:

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Year	Gross Profit Target For King’s Gaming Earnout/ Incentive Shares	King’s Gaming Earnout/ Incentive Shares	King’s Gaming Additional Incentive Shares
2011	$6,150,000	500,000	*
2012	$7,380,000	500,000	*
2013	$8,860,000	500,000	*
2014	$9,740,000	100,000	*
2015	$10,720,000	100,000	*
2016	$11,790,000	100,000	*
2017	$12,970,000	100,000	*
2018	$14,260,000	100,000	*
2019	$15,690,000	100,000	*
2020	$17,260,000	100,000	*
		TOTAL: 2,200,000

* For each $1,000,000 in which the Gross Profit target for such year is exceeded, 10,000 King’s Gaming Additional Incentive Shares will be issued. The King’s Gaming Seller is not entitled to any King’s Gaming Additional Shares on a pro rata basis for multiples of less or greater than $1,000,000.

King’s Gaming achieved approximately $8.2 million of gross profit for the year ended December 31, 2011, and, accordingly, and the King’s Gaming Seller received an aggregate of 520,000 King’s Gaming Earnout Shares and King’s Gaming Additional Incentive Shares.

Additionally, Mr. Mok has agreed to provide a personal guaranty, for so long as he is employed by the Company or King’s Gaming providing for the guaranty of all obligations of King’s Gaming and the Seller pursuant to the Purchase Agreement, including, but not limited to any bad debts the Seller network of agents may have incurred or may incur in the future.

On September 12, 2012, we entered into the Bao Li Gaming Purchase Agreement to acquire the right to 100% of the profit derived by Bao Li Gaming, effective September 1, 2012, from the promotion of the City of Dreams VIP Room at the City of Dreams Macau at Crown Towers in Macau for $15,000,000.

In addition, as more fully set forth below, the Company will pay or issue to the Bao Li Gaming Seller (i) $13,000,000 in cash and 625,000 Ordinary Shares per year (the “Bao Li Gaming Earnout Shares”) in the event Bao Li Gaming achieves a base rolling chip turnover of $2.5 billion (the “Base Rolling Chip Turnover Target”) in any of the three years ended December 31, 2013, 2014 and 2015 and (ii) in any of the three years ended December 31, 2013, 2014 and 2015, for each $25,000,000 in which the Base Rolling Chip Turnover Target in any year is exceeded an additional $130,000 in cash and 6,250 Ordinary Shares (the “Bao Li Gaming Additional Earnout Shares”), up to a maximum of $13,000,000 in cash and 625,000 Bao Li Gaming Additional Earnout Shares in any particular year. The Bao Li Gaming Seller is not entitled to any Bao Li Gaming Additional Earnout Shares on a pro rata basis for multiples of less or greater than $25,000,000. This prospectus provides for the resale of up to 3,750,000 shares issuable to the Bao Li Gaming Seller (the aggregate of the maximum number of Ordinary Shares that may be issued to the Bao Li Gaming Seller.

For purposes of the Bao Li Gaming Purchase Agreement, rolling chip turnover means the amount of non-negotiable chips that the Seller’s network of agents purchase from Bao Li Gaming and the Company’s VIP gaming rooms.

The Bao Li Gaming Earnout Shares and Bao Li Gaming Additional Earnout Shares shall be released and issued to the Seller as follows:

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Year	Rolling Chip Turnover Target For Bao Li Gaming Earnout Shares	Bao Li Gaming Earnout Shares	Bao Li Gaming Additional Earnout Shares
2013	$2,500,000,000	625,000	*
2014	$2,500,000,000	625,000	*
2015	$2,500,000,000	625,000	*
		TOTAL: 1,875,000

* For each $25,000,000 in which the Base Rolling Chip Turnover Target for such year is exceeded, 6,250 Bao Li Gaming Additional Earnout Shares will be issued, up to a maximum of 625,000 Bao Li Gaming Additional Earnout Shares per year. The Bao Li Gaming Seller is not entitled to any Bao Li Gaming Additional Earnout Shares on a pro rata basis for multiples of less or greater than $25,000,000.

Additionally, each of Mr. lou and Mr. Lei has provided a personal guaranty, until December 31, 2015, providing for the guaranty of all obligations of Bao Li Gaming and the Bao Li Gaming Seller pursuant to the Purchase Agreement, including, but not limited to any bad debts the Bao Li Gaming Seller network of agents may have incurred or may incur in the future.

In addition, on April 24, 2012, we issued an aggregate of 50,400 restricted ordinary shares to certain of our officers and directors as compensation for their services during 2010 and/or 2011 under the 2011 Incentive Plan.

The following table sets forth the name of the Selling Shareholders, the number of ordinary shares owned by the Selling Shareholders immediately prior to the date of this prospectus and the number of Shares to be offered by the Selling Shareholders pursuant to this prospectus. Percentage of beneficial ownership before this offering is based on 42,188,817 of our ordinary shares outstanding as of December 28, 2012. Beneficial ownership is based on information furnished by the Selling Shareholders and our share ledger maintained by Continental Stock Transfer & Trust Company as transfer agent for our ordinary shares.

The Selling Shareholders may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Shareholders will sell all of the Shares offered for sale. The Selling Shareholders are under no obligation, however, to sell any ordinary shares pursuant to this prospectus.

	Beneficial Ownership Before Offering (1)		Number of Shares		Beneficial Ownership After Offering
Selling Shareholder	Number		Offered		Number	Percentage
Mok Chi Hung	700,000		1,866,667	(3)	0	—%
Wong Hon Meng	200,000		533,333	(4)	0	—%
Lei Chi Hin	400,000		1,066,667	(5)	0	—%
Ng Soi Kuan	200,000		533,333	(6)	0	—%
Lou Kan Kuong	0		2,625,000	(7)	0	—%
Lei Kam Keong	0		1,125,000	(8)	0	—%
Sylvia Lee	2,055,292	(2)	5,790	(9)	2,049,502	4.9%
Lam Man Pou	4,486,455		5,790	(9)	4,480,665	10.6%
Leong Siak Hung	851,288		5,790	(9)	845,498	2.0%
Vong Hon Kun	6,034,452		5,790	(9)	6,028,662	14.3%
Raymond Li Chun Ming	5,790		5,790	(9)	0	—%
James Preissler	289,767		5,790	(9)	283,977	* %
Yeung Lun Allan	5,164		5,164	(9)	0	—%
Joao Manuel Santos Ferreira	5,164		5,164	(9)	0	—%
George Chui Vai Hou (8)	5,164		5,164	(9)	0	—%

Peter Li	168		168	(9)	0	—%
Total	15,238,704		7,800,400		13,688,304	32.22%

* Less than 1%.

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1)	Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. In calculating the number of shares beneficially owned and the percentage ownership of a Selling Shareholder, shares underlying options held by such Selling Shareholder that are either currently exercisable or exercisable within 60 days from December 28, 2012 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other Selling Shareholders. Percentage ownership does not include the issuance of 2,500,000 shares pursuant to the terms of the King’s Gaming Purchase Agreement or the issuance of 2,200,000 shares pursuant to the terms of the Bao Li Gaming Purchase Agreement.

2)	Represents 103,700 ordinary shares owned jointly by Mr. and Mrs. Sylvia Lee and 1,951,592 ordinary shares held by CS Capital USA, LLC, an affiliate of Mr. and Mrs. Lee. Mr. and Mrs. Lee are married.

3)	700,000 of such shares were issued in connection with our acquisition of King’s Gaming, and up to 1,166,667 are issuable upon the achievement of the King’s Gaming incentive targets described above.

4)	200,000 of such shares were issued in connection with our acquisition of King’s Gaming, and up to 333,333 are issuable upon the achievement of the King’s Gaming incentive targets described above.

5)	400,000 of such shares were issued in connection with our acquisition of King’s Gaming, and up to 666,667 are issuable upon the achievement of the King’s Gaming incentive targets described above.

6)	200,000 of such shares were issued in connection with our acquisition of King’s Gaming, and up to 333,333 are issuable upon the achievement of the King’s Gaming incentive targets described above.

7)	Up to 2,625,000 of such shares are issuable upon the achievement of the Bao Li Gaming incentive targets described above.

8)	Up to 1,125,000 of such shares are issuable upon the achievement of the Bao Li Gaming incentive targets described above.

9)	Issued as compensation for acting as an officer or director of the Company during 2010 and/or 2011 pursuant to the 2011 Incentive Plan.

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PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $150,000,000. The Selling Shareholders named herein may offer and sell up to 7,800,400 of our ordinary shares owned by such Selling Shareholders under this prospectus. We have registered the securities covered by this prospectus for offer and sale by us and/or the Selling Shareholders so that those securities may be freely sold to the public by us and/or the Selling Shareholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through privately negotiated transactions;

•	through short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per share;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

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At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Pursuant to a requirement by the Financial Industry Regulatory Authority, which we refer to as FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We and the Selling Shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

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Agents, underwriters and dealers may be entitled under agreements which may be entered into with us and the Selling Shareholders to indemnification by us and the Selling Shareholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and the Selling Shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, the Selling Shareholders or their affiliates.

The Selling Shareholders may also sell such securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we and the Selling Shareholders will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us and the Selling Shareholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

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Each series of offered securities, other than the ordinary shares which are listed on the Nasdaq Stock Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we and the Selling Shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we and the Selling Shareholders will do so pursuant to the terms of a distribution agreement between us, the Selling Shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we and the Selling Shareholders will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we and the Selling Shareholders may sell ordinary shares on a daily basis in exchange transactions or otherwise as we and the Selling Shareholders agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we and the Selling Shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we and the Selling Shareholders may enter into agreements with such underwriters or agents pursuant to which we and the Selling Shareholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and the Selling Shareholders under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us and the Selling Shareholders. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and the Selling Shareholders and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us and the Selling Shareholders to indemnification by us and the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We and the Selling Shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us and the Selling Shareholders or borrowed from us and the Selling Shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us and the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

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We and the Selling Shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

We may suspend the use of this prospectus on a limited basis if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Shareholder.

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EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee		$23,651.93
$
FINRA fees	$		*
$
Transfer agent’s fees and expenses	$		*
$
Legal fees and expenses	$		*
$
Printing fees and expenses	$		*
$
Accounting fees and expenses	$		*
$
Miscellaneous fees and expenses	$		*
$
Total		$23,651.93	*

*	To be provided by a prospectus supplement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on March 16, 2012;

•	our Report of Foreign Private Issuer on Form 6-K, filed with the SEC on August 14, 2012;

•	our Report of Foreign Private Issuer on Form 6-K/A, filed with the SEC on September 10, 2012;

•	our Report of Foreign Private Issuer on Form 6-K, filed with the SEC on November 20, 2012;

•	the description of our ordinary shares contained in our Post-Effective Amendment on Form F-3 to Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on May 31, 2011 (Registration No. 333-166860) under the heading “Description of Securities” and any amendment or reports filed for the purpose of updating such description;

•	any Form 20-F, 10-K, 10-Q or 8-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC); and

•	any Report of Foreign Private Issuer on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the applicable report expressly states that we incorporate them by reference in this prospectus.

Each person, including any beneficial owner, to whom a prospectus is delivered may obtain a copy of any of our SEC filings incorporated by reference herein (including any exhibits specifically incorporated by reference therein) without charge by written or oral request directed to Raymond Li Chun Ming, Chief Financial Officer; Unit 605, East Town Building; 16 Fenwick Street; Wanchai, Hong Kong. The telephone number at our executive office is 852-2110-9133.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

Cayman Islands law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, and amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, except where there has been fraud or dishonesty or willful neglect or willful default. Our Second Amended and Restated Memorandum and Articles of Association provide that each member of our Board of Directors, officer and agent shall be indemnified out of our assets against any liability incurred by him or her as a result of any act or failure to act in carrying out his or her functions other than such liability (if any) that he or her may incur by his or her own fraud or willful default and that no such director, agent or officer shall be liable to us for any loss or damage in carrying out his or her functions unless that liability arises through the fraud or willful default of such director, officer or agent. Our Second Amended and Restated Memorandum and Articles of Association do not eliminate any of our director’s fiduciary duties. The inclusion of the foregoing provision may, however, discourage or deter shareholders or management from bringing a lawsuit against directors even though such an action, if successful, might otherwise have benefited us and our shareholders. This provision, however, will not eliminate or limit liability arising under United States federal securities laws.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is therefore unenforceable. It should be noted, however, that the opinion of the SEC is not binding on courts and courts, particularly those of jurisdictions other than the United States, may determine otherwise.

We have entered into indemnification agreements separately with each of our current directors and officers that provide, in consideration of the director or officer continuing to serve us in his current capacity, for us to indemnify, and advance expenses to, him or her to the fullest extent permitted by law in effect on the date of execution of the agreements or to such greater extent as applicable law may thereafter permit. The rights of indemnification apply if, by reason of such person’s position as an officer or director of us or any of our subsidiaries, he or she was or is threatened to be made, a party to any threatened, pending or completed legal proceeding. With respect to proceedings other than one brought by or in our right (i.e., a shareholders’ derivative proceeding), the indemnification covers expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with any such proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to proceedings brought by or in our right, the indemnification covers expenses and amounts paid in settlement (such settlement amounts not to exceed, in the judgment of our board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by him or her or on his or her behalf in connection with any such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, no indemnification against such expenses or amounts paid in settlement shall be made in respect of any claim, issue or matter in any such proceeding as to which indemnified person has been adjudged to be liable to us if applicable law prohibits such indemnification unless the court in which such proceeding shall have been brought, was brought or is pending, shall determine that indemnification against expenses or amounts paid in settlement may nevertheless be made by us. We will advance an indemnified person reasonable and substantiated expenses, judgments, penalties and fines and amounts paid in settlement in advance of a final determination of liability upon such person agreeing to repay amounts advanced in the event of an ultimate determination that he or she is not entitled to be indemnified with respect to the amounts advanced. The rights of the indemnitees under the agreements are not deemed exclusive of any other rights they may be entitled to under applicable law, our memorandum and articles of association, any agreement, vote of shareholders or resolution of directors or otherwise. Each agreement will remain in effect until the later of ten years after the date the indemnitee shall have ceased to serve as a director or officer or the final determination of all pending proceedings.

LEGAL MATTERS

Loeb & Loeb LLP, 345 Park Ave., New York NY 10154, acts as our United States counsel. Maples and Calder, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands, acts as our Cayman Islands counsel. Ip Shing Hing, J.P., Room 601, 6/F, Tower 1, Admiralty Centre, 18 Harcourt Road, Hong Kong, acts as our Hong Kong counsel.

EXPERTS

The audited consolidated financial statements of Asia Entertainment & Resources Ltd. (formerly CS China Acquisition Corp.) as of December 31, 2010 and 2011 and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for the years then ended included in this prospectus have been so included in the reliance on a report of UHY LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

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The audited combined statements of operations and comprehensive income (loss), changes in shareholders' and owners' equity (deficit), and cash flows of the Operations of Sang Heng Gaming Promotion Company Limited, Spring Gaming Promotion Company Limited, Iao Pou Gaming Promotion Limited, Doowell Limited (the “Promoter Companies”) and Asia Gaming & Resort Limited (collectively known as “Asia Entertainment & Resources Ltd.” or the “Company”) for the year ended December 31, 2009, before the effect of retrospective changes to the earnings per share calculation and the number of ordinary shares outstanding described in Note 1 included in this prospectus have been so included in the reliance on a report of AJ. Robbins, PC, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and Asia Entertainment & Resources Ltd., reference is made to the registration statement. We are subject to certain of the reporting requirements of the Exchange Act and we will file reports and other information with the SEC, including Annual Reports on Form 20-F and Reports of Foreign Issuers on Form 6-K.

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ENFORCEMENT OF CIVIL LIABILITIES

Asia Entertainment & Resources Ltd. is a Cayman Islands exempted company whose executive offices are located outside of the United States in Hong Kong. Most of our directors and officers reside outside the United States. In addition, substantially all of our assets and the assets of most of our directors and officers are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon Asia Entertainment & Resources Ltd. or any of these persons. Asia Entertainment & Resources Ltd. intends to abide by judgments issued in U.S. courts based upon the civil liability provisions of U.S. federal or state securities laws. Notwithstanding, you may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against Asia Entertainment & Resources Ltd. or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Cayman Islands or the People’s Republic of China, including Hong Kong and Macau, would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

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$150,000,000

ASIA ENTERTAINMENT & RESOURCES LTD.

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Debt Securities

Units

7,800,400 Ordinary Shares Offered For Resale by the Selling Shareholders Named Herein

PROSPECTUS

March 27, 2013

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.